UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2005

Commission file number: 000-31667

MFC DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	13-3579974 (I.R.S. Employer Identification No.)

271 North Avenue, Suite 520

New Rochelle, NY 10801

(Address of principal executive offices)

(914) 636-3432

(Telephone number)

Item 8.01 Other Events

1.  Proposed Acquisition

On July 21, 2005 the Board of Directors of MFC Development Corp. ("MFC" or the "Registrant") authorized its President to enter into an agreement with Worldwide Excellence, Inc. ("WWE") in the form presented to the Board, with such changes as are approved by the President, for the acquisition of 100% of WWE's outstanding capital stock in exchange for shares of common stock of MFC, after which the shareholders of WWE will have a majority ownership of MFC.  In connection with that acquisition WWE and/or MFC will seek to raise in excess of $2,250,000 in a private placement offering of its securities   As contemplated by the proposed agreement, the Board of Directors of MFC authorized the sale of up to 200,000 shares of MFC common stock to its officers, directors or designees who pay the purchase price of $1.00 per share on or before July 25, 2005.

WWE and its related affiliates (WWE) is in the business of "Branding" products.  WWE is involved in the marketing and selling beauty, fitness and consumer products to consumers.  WWE generally obtains exclusive worldwide license rights to market its products through a variety of mediums, such as the Internet, television, print and retail to contribute to building its "Brands".

There is no assurance that the Registrant will enter into a binding agreement or successfully complete the acquisition or that WWE or MFC will complete the private placement or, upon the completion of such transactions, that the Registrant will be successful.

2. Stock Split/Stock Dividend

On July 21, 2005, the Board of Directors of MFC declared a stock split in the form of a 35% stock dividend on the shares of its common stock outstanding on August 8, 2005, the record date for shareholders who will be entitled to receive thirty five one hundredths (.35) of a share of common stock, par value $.001 per share, for each one (1) share of common stock owned of record on the close of business on August 8, 2005. This action is contemplated by the proposed acquisition agreement with WWE.  Stock certificates evidencing the additional shares are to be issued on August 24, 2005, or as of said date as soon as practicable at or after said payment date.  Fractional shares will not be issued but will be settled for cash.  This distribution to MFC shareholders is not contingent on the completion of the WWE acquisition.

3. Contingent 2007 Stock Dividend

The proposed acquisition agreement with WWE provides that at the Closing Date, MFC shall issue 600,000 shares of its common stock to a representative of the holders of MFC common stock at the close of business on August 8, 2005, pursuant to an MFC Escrow Agreement whereby such shares will be released from escrow on or after April 1, 2007 in the event WWE meets a net income target for the period beginning on the first day of the calendar month after the Closing of the WWE acquisition and ending on December 31, 2006.  The MFC Escrow Agreement provides that said shares shall first be available under the indemnification made by MFC in the proposed acquisition agreement and then distributed pro-rata to those persons who were the holders of MFC common stock at the close of business on August 8, 2005.  This potential distribution to MFC shareholders is contingent on the completion of the WWE acquisition and the terms of the MFC Escrow Agreement contemplated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

July 25, 2005	/s/ VICTOR BRODSKY
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)